CONFIDENTIAL TREATMENT REQUESTED. CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND, WHERE APPLICABLE, HAVE BEEN MARKED WITH AN ASTERISK TO DENOTE WHERE OMISSIONS HAVE BEEN MADE. THE CONFIDENTIAL MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

MASTER FRAMEWORK AGREEMENT
This MASTER FRAMEWORK AGREEMENT (this “Master Agreement”) is made and entered into as of July 30, 2012, by and between Amyris, Inc., a Delaware corporation (“Amyris”), and Total Gas & Power USA, SAS, a société par actions simplifiée organized under the laws of the Republic of France (“Total”).
BACKGROUND

(A)
Amyris and Total are parties to that certain Technology License, Development, Research and Collaboration Agreement, entered into as of June 21, 2010, as amended by the First Amendment entered into as of November 23, 2011 (the “Current Collaboration Agreement”), which provides for certain research and development projects.

(B)
Contemporaneously with the execution of this Master Agreement, Amyris and Total will enter into the Second Amendment to the Current Collaboration Agreement (the “Second Amendment” and, the Current Collaboration Agreement, as so amended, the “Collaboration Agreement”) to conduct the Biofene Development Project as defined in the Second Amendment.

(C)
Contemporaneously with the execution of this Master Agreement, Amyris and Total will execute and deliver a Securities Purchase Agreement, dated as of the date hereof, by and among Amyris and Total (the “SPA”), pursuant to which Amyris will issue up to an aggregate principal amount of $105,000,000 of 1.5% Senior Unsecured Convertible Notes (the “Notes”).

(D)
Amyris and Total agree that this Master Agreement contains provisions applicable to the Collaboration Agreement, the SPA and the Notes (along with this Master Agreement, the “Transaction Documents”), and the transactions contemplated and governed by the Transaction Documents.

Agreement
The parties, intending to be legally bound, agree as follows:
ARTICLE 1
DEFINITIONS

SECTION 1.1.    In this Master Agreement, the following words and expressions shall have the meaning set forth in this Article 1.

(a)“Affiliate” means, with respect to any specified Person, any other Person (i) that owns or controls, directly or indirectly through one or more intermediaries, 50% or more of the voting rights of such specified Person; (ii) of which 50% or more of the voting rights are owned or controlled, directly or indirectly through one or more intermediaries, by such specified

Person; or (iii) of which 50% or more of the voting rights are owned or controlled, directly or indirectly through one or more intermediaries, by any Person contemplated by clause (i).

(b)“Amyris JV Assets” shall mean those JV Assets contributed or to be contributed to JVCO by Amyris pursuant to Section 3.2(b).

(c)“Amyris License Agreement” shall mean that certain license to be entered into by Amyris pursuant to Section 11.B of the Second Amendment.

(d)“Biofene Development Project Plan” has the meaning ascribed thereto in the Second Amendment.

(e)“Business Day” shall mean any day other than (i) Saturday or Sunday, (ii) any day that is a legal holiday pursuant to the laws of the State of New York or the Republic of France, or (iii) any day that is a day on which banking institutions located in New York, New York or Paris, France are authorized or required by law or other governmental action to close.

(f)“Competition Law” means any applicable laws that are designed or intended to regulate mergers or other business combinations or that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

(g)“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(h)“Farnesane Diesel Product” has the meaning ascribed thereto in the Second Amendment.

(i)“Farnesane Jet Product” has the meaning ascribed thereto in the Second Amendment.

(j)“Larger Shareholder” shall mean any “person” or “group” (as each such term is used in Rule 13d-3 and Rule 13d-5 of the Exchange Act) who shall “beneficially own” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, Voting Shares (measured by voting power rather than number of shares) representing a larger number of Voting Shares than the number of Voting Shares (measured by voting power rather than number of shares) “beneficially owned”, directly or indirectly, by Total and its Affiliates, in each case as reported on (or required to have been reported on to the extent any “executive officer” (as such term is defined in Rule 3b-7 under the Exchange Act) of Amyris has actual knowledge of the number of such “person” or “group's” Voting Shares) the most recent Schedule 13D or Schedule 13G or an amendment to any such Schedule filed with the Securities and Exchange Commission by any such “person” or “group” or by Total or any of its Affiliates or as otherwise publicly announced by any such “person” or “group” or by Total or any of its Affiliates.

(k) “New Securities” means any capital stock of Amyris, whether now authorized or not, and rights, options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, convertible into or exchangeable or exercisable for capital stock of Amyris; provided that the term “New Securities” does not include (i) securities of Amyris issued to employees, consultants, officers or directors of Amyris or any of its subsidiaries, or which have been reserved for issuance, pursuant to any employee stock option, stock purchase, stock bonus plan, or other similar stock agreement or arrangement approved by the Amyris Board of Directors, (ii) securities of Amyris issued in connection with any stock split, stock dividend or recapitalization of Amyris, (iii) securities of Amyris issued upon the conversion or exchange of convertible or exchangeable securities of Amyris that are outstanding as of the date of this Master Agreement or issuable upon conversion of the Securities, (iv) any right, option or warrant to acquire any security convertible into or exchangeable or exercisable for the securities excluded from the definition of New Securities pursuant to subclause (i) above if issued pursuant to any employee stock option, stock purchase, stock bonus plan or other similar stock agreement or arrangement approved by the Amyris Board of Directors or (v) securities of Amyris issued in connection with a merger or acquisition or other business combination transaction of the type described in Rule 145 under the Securities Act or in any similar type of merger or acquisition or other business combination transaction in which the sale of securities of Amyris will not be registered under the Securities Act, the primary purpose of which, in each case, is not to raise equity capital.

(l)“Person” shall mean any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

(m)“Project Completion Date” has the meaning ascribed thereto in Section 3.B of the Second Amendment.

(n)“Second Closing” has the meaning ascribed thereto in the SPA.

(o)“Securities Act” means the Securities Act of 1933, as amended.

(p)“Third Closing” has the meaning ascribed thereto in the SPA.

(q)“Voting Shares” of Amyris means capital shares or capital stock of Amyris which ordinarily has voting power for the election of directors (or persons performing similar functions) of Amyris, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

SECTION 1.2.    The following terms shall have the meanings defined in the Section indicated:

Defined Terms	Section
Acceptance Notice	5.1(b)
Agreement	Preamble
Amyris	Preamble
Amyris Sale Price	3.3(a)
Amyris Sale Price Notice	3.3(a)
Amyris Stockholder Approval	3.3(f)
Buy-Sell Election	3.3(b)
Brazil Business	4.1

Defined Terms	Section
Buyout Election	3.3(b)
Collaboration Agreement	Recitals
Second Amendment	Recitals
Current Collaboration Agreement	Recitals
Jet Go Decision	2.2(b)
Fair Value	3.3
Final Go Decision Date	3.2(b)
Funding Deadlock Election	3.3(c)
Go Decision	2.2(b)
Go Decision Date	2.2(b)
Ground Floor Price	4.2(a)
Independent Account Firm	4.2(b)
Initial Plan and Budget	3.2(a)
Issuance Notice	5.1(a)
JV Assets	3.2(b)
JVCO	3.2(b)
License Agreements	3.2(b)
No‑Go Decision	2.2(a)
No‑Go Decision Date	2.2(a)
Notes	Recitals
Participation Exercise Period	5.1(a)
Pro Rata Share	5.1(a)
Purchase Price	3.3(c)
Shareholders' Agreement	3.1
SPA	Recitals
Total	Preamble
Transaction Documents	Recitals

ARTICLE 2
GO/NO-GO DECISIONS

SECTION 2.1.    Information.

(a)Biofene Development Project Plan Information.

(i)Amyris shall provide Total with the information described in Section 4.C of the Second Amendment and Exhibit D thereto.

(ii)Prior to the Project Completion Date Amyris and Total will share from time to time with the other party their respective inputs into the cost model for farnesene production.

(b)Preliminary Subsequent Closing Information.

(i)At least ninety days prior to the Second Closing and the Third Closing, as such terms are defined in the SPA, Amyris shall provide Total with an opportunity to ask questions of Amyris and Amyris shall provide to Total information to allow it to evaluate the financial risk inherent in making an investment in the Notes that may be purchased at the applicable Closing. Amyris shall use reasonable best efforts to promptly provide all requested information. In connection with the preceding sentence, Amyris shall provide Total reasonable access during normal business hours, upon reasonable notice, to any assets, properties, contracts, books, records and personnel of the Company and its subsidiaries as Total may reasonably request.

(ii)At least ninety days prior to the Second Closing and the Third Closing, Amyris shall provide Total with (x) a draft of an updated disclosure letter that would have been delivered pursuant to Article 3 of the SPA were the Second Closing or the Third Closing, as applicable, to occur on such date, which exceptions shall be deemed to be part of the representations and warranties that would have been made by Amyris pursuant to clause (y) of this paragraph, and (y) a statement to the effect that, were the Second Closing or the Third Closing, as applicable, to occur on such date, the representations and warranties that would have been made by Amyris in Section 3 of the SPA at such Second Closing or the Third Closing, as applicable, would have been true and correct in all material respects as of, and as if made as of, such Second Closing or the Third Closing, as applicable. Such draft disclosure letter and certificate shall be for informational purposes only and shall not have any effect under the SPA, shall not be relied on by Total in effecting the Second Closing or the Third Closing, as applicable, and shall not constitute disclosure furnished by or on behalf of Amyris to Total in connection with the offer, sale and purchase of Notes pursuant to the SPA. Only the disclosure letter delivered pursuant to Article 3 of the SPA and the certificates delivered pursuant to Article 6 of the SPA shall have any effect under the SPA, and only such disclosure letter and certificates should be relied on by Total in effecting the Second Closing or the Third Closing, as applicable.

(iii)This Section 2.1(b) shall cease to be of any force and effect following the occurrence of a No-Go Decision Date (as defined in Section 2.2(a) below).

SECTION 2.2.    Interim No‑Go Decisions and Final Go/No-Go Decision.

(a)Interim No-Go Decisions. Prior to each of June 30, 2013 and June 30, 2014, Total may notify Amyris in writing that it no longer wishes to participate in the Biofene Development Project Plan (a “No-Go Decision”). The No-Go Decision shall be effective thirty (30) calendar days following the date of such notice (the “No-Go Decision Date”). The effect of the occurrence of a No-Go Decision shall be as set forth in this Master Agreement, the Second Amendment, the SPA and the Notes. In the event Total shall not have notified Amyris of its decision to effect a No-Go Decision prior to June 30, 2013, Amyris and Total shall consummate the Second Closing pursuant to the SPA, subject to the satisfaction of the conditions to the Second Closing set forth in the SPA. In the event Total shall not have notified Amyris of its decision to effect a No-Go Decision prior to June 30, 2014, Amyris and Total shall consummate the Third Closing pursuant to the SPA, subject to the satisfaction of the conditions to the Third Closing set forth in the SPA.

(b)Final Go/No-Go Decision Date: Within thirty calendar days following the earlier of (i) the Project Completion Date and (ii) December 31, 2016 (the “Go Decision Date”), Total shall notify Amyris in writing whether it wishes to (x) make a No‑Go Decision, which No-Go Decision shall have effects set forth in Section 2.2(a), (y) form the JVCO contemplated by and pursuant to Article 3 hereof (a “Go Decision”), or (z) make a No‑Go Decision on the Farnesane Diesel Product and to form JVCO contemplated by and pursuant to Article 3 hereof with respect to the Farnesane Jet Product only (“Jet Go Decision”). In the event that Total shall fail to notify Amyris of such election by the Go Decision Date, Total shall be deemed to have made a Go Decision. The effect of the occurrence of a Jet Go Decision shall be as set forth in this Master Agreement, the Second Amendment, the SPA and the Notes.

(c) Go Decision; Jet Go Decision. In the event that Total notifies Amyris that it has made a Go Decision, if not already created, Total and Amyris shall seek to form the JVCO pursuant to Article 3 hereof. In the event Total notifies Amyris that it has elected a Jet Go Decision, if not already created, Total and Amyris shall seek to form a JVCO pursuant to Article 3 hereof with respect to the Farnesane Jet Product only.

(d)Note Funding. If Total does not accept delivery of the Notes and to pay for the Notes at any Closing (as such term is defined in the SPA) pursuant to the SPA, either because of the failure of Amyris to satisfy a condition to any such Closing set forth in the SPA (which breach is not cured by Amyris within thirty days), or Total's breach of any such purchase obligation under the SPA (which breach is not cured by Total within thirty days), then Total shall be deemed to have delivered a No-Go Decision, which No-Go Decision shall have the effects set forth in Section 2.2(a).

SECTION 2.3.    Access to Information. Without limiting any other remedies that may be available for breach of this Article 2, the parties agree that the failure to provide any information, or any disagreement over the adequacy of the content or access to such information, required to be provided pursuant to this Article 2 shall not delay or extend any deadlines set forth herein.

ARTICLE 3
JOINT VENTURE

SECTION 3.1.    Finalization of Corporate Structure of Joint Venture.

(a)It is the expectation of the parties that the parties shall establish a joint venture entity no later than March 31, 2013 with the structure set forth in the license terms and principles previously agreed to by the parties.

(b)Not later than six months prior to the anticipated Project Completion Date, Amyris and Total shall negotiate in good faith to agree on a form of corporate structure for JVCO, which form will be a Dutch cooperative unless mutually agreed otherwise. Following the finalization of the corporate structure for the JVCO, Amyris and Total will engage in good faith negotiations to amend the form of Shareholders' Agreement in substantially the form as approved by the parties effective as of the date of this Master Agreement (the “Shareholders' Agreement”) only to reflect such agreed upon final corporate structure, while maintaining to the fullest extent possible the substantive provisions of the form of Shareholders' Agreement.

SECTION 3.2.    Shareholders' Agreement.

(a)Not later than six months prior to the anticipated Project Completion Date, Amyris and Total shall engage in good faith negotiations to (i) agree as promptly as practicable upon a final form of Shareholders' Agreement, as agreed pursuant to Section 3.1 hereof, and (ii) to finalize and agree as promptly as practicable on a five-year plan pursuant to the Shareholders' Agreement and an initial budget pursuant to the Shareholders' Agreement (the “Initial Plan and Budget”). In connection with such good faith negotiations, including but not limited to the geographic scope,  the Initial Plan and Budget, and the amount of funding required thereunder, the parties agree to use their best efforts  and  good  faith:  (i) to  maximize the economic viability and value of the JVCO; and (ii) to reach agreement on JVCO terms as soon as reasonably practicable, regardless of differing opinions on valuation.

(b)Following final agreement between Amyris and Total on the matters set forth in section 3.2(a) above (the date of such agreement being the “Final Go Decision Date”), both Amyris and Total will (i) execute the Shareholders' Agreement and take all other actions necessary to form the joint venture entity contemplated thereby (“JVCO”), (ii) enter into the license agreements contemplated by the Shareholders' Agreement and the Second Amendment (collectively, the “License Agreements”), (iii) enter into the contribution agreements in the form to be attached to the Shareholders' Agreement, which contribution agreements will require Amyris and Total to contribute to JVCO (A) any contracts or agreements which specifically and solely relate to the Farnesane Diesel Products and Farnesane Jet Products as applicable, other than any such agreements entered into by Amyris which relate exclusively to the Brazil Business, and (B) such funding as may be agreed to in the Initial Budget pursuant to Section 3.2(a) (together, with the License Agreements, the “JV Assets”). The effect of the occurrence of the Final Go Decision Date shall be as set forth in this Master Agreement, the Second Amendment, the SPA and the Notes. It is the intention of the parties that JVCO shall be owned initially 50% by Total and 50% by Amyris, unless modified pursuant to Section 3.3(e) hereof, and the expected initial contributions of each party to JVCO shall be and are deemed to be for all purposes of equivalent value, regardless of any valuation of such contributions or any portion thereof, and each of Total G&P and Amyris shall be deemed to have been issued 50% of the equity interests in JVCO in respect thereof.  In no event shall either Amyris or Total be required to provide any additional capital, nor shall there be any adjustment of the equity interests in JVCO issued to either Amyris or Total, with respect to their initial capital contributions or any valuation thereof.

SECTION 3.3.    Deadlock.

(a)Within the 30 day period preceding the Go Decision Date, Total may make a No-Go Decision, which No-Go Decision shall have the effects set forth in Section 2.2(a).

(b)In the event (i) at any time within the 30 day period preceding the Go Decision Date the parties are unable to come to agreement on all matters set forth in Section 3.2 having used their best efforts and good faith pursuant to Section 3.2(a), or (ii) the parties have come to agreement on all matters set forth in Section 3.2 and Amyris indicates in writing that it is unwilling or unable to move forward with the formation of JVCO or to fund all or any portion of the funding required pursuant to Section 3.2(b), then at any time prior to the Final Go Decision Date Total may deliver a written notice to Amyris electing to initiate the buyout provisions of Section 3.3(b) (the “Buyout Election”).

(c)If Total shall deliver to Amyris a Buyout Election, to establish the price for the purchase of Amyris' interest in the potential JVCO, the parties shall determine the Fair Value of the proposed joint venture in accordance with Section 3.3(g) hereof. Such Fair Value determination shall be made assuming for the purposes of such determination that JVCO was formed pursuant to Section 3.2(b) above. Within 30 days following the date on which the Fair Value of the proposed JVCO is finally determined in accordance with Section 3.3(g) hereof, Amyris shall deliver to Total a written election (“Deadlock Election”) indicating either (i) that it elects to sell the Amyris JV Assets to Total in exchange for an amount equal to 50% of the Fair Value of the proposed JVCO as finally determined pursuant to Section 3.3(g) (the “Purchase Price”), (ii) that it accepts Total's last position with respect to the funding requirements of JVCO, and agrees to proceed with the formation of JVCO pursuant to Section 3.2 on the basis of such funding amount, or (iii) that it accepts Total's last position with respect to the funding requirements of JVCO, agrees to proceed with the formation of JVCO pursuant to Section 3.2 on the basis of such funding amount, but that it wishes to sell all or a portion of its initial 50% interest in JVCO to Total pursuant to Section 3.3(e) below. In the event that Amyris does not deliver such Default Election within 30 days following the date on which the Fair Value of the proposed JVCO is finally determined, then it shall be deemed to have elected to sell the Amyris JV Assets pursuant to subsection (i) above.

(d) If Amyris elects (or is deemed to have elected) to sell to Total its interest in the potential JVCO (including without limitation the Amyris JV Assets), Amyris and Total shall select, for consummation of the sale of the Amyris JV Assets to Total, a closing date not later than 60 days (or longer, if required to obtain any approval of Amyris' stockholders pursuant to Section 3.3(f) below or if any Competition Law so requires) after the delivery of the Deadlock Election (or its deemed delivery). At such closing to acquire 100% of Amyris's interest in the potential JVCO, (i) Total shall deliver the Purchase Price to Amyris by wire transfer to an account in the United States designated by Amyris and in such case Amyris shall have no further interest in the potential JVCO, (ii) Total shall contribute the Notes to Amyris, which Notes will be cancelled and terminated by Amyris and (iii) Amyris shall (A) enter into a license agreement with Total for the license of the intellectual property rights which would have been subject to the License Agreement to be entered into by Amyris at formation of JVCO, (B) deliver to Total such other documents as, in the mutual agreement of Amyris and Total, are necessary or appropriate to convey to Total the Amyris JV Assets, and (C) enter into an exclusivity agreement containing exclusivity provisions similar to exclusivity provisions Amyris would have been subject to had JVCO been formed; provided, that Amyris shall not be required to provide representations or warranties other than basic representations and warranties regarding its authority to enter into the sale documentation, the due execution and binding nature of its sale documentation, and that its participation in the sale will not contravene, or require a consent, waiver or approval pursuant to, any applicable law or pursuant to any agreement to which it is subject and other customary representations and warranties for an acquisition of this type agreed to by the parties. Subject to the approval requirements in Section 3.3(f), if applicable, each of the parties shall use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate and make effective any such transfer of the Amyris JV Assets to Total, including, without limitation, using reasonable best efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of the competent governmental entities. Without limiting the generality of the foregoing, the parties shall, when required in order to effect any such transfer of the Amyris JV Assets to Total contemplated hereunder, make all necessary filings, and thereafter make any other required or appropriate submissions, under any Competition Law and shall supply as promptly as practicable to the appropriate governmental entity any additional information and documentary material that may be requested pursuant to any Competition Law.

(e)If Amyris elects to sell all or a portion, but less than all, of its potential 50% interest in JVCO to Total pursuant to Section 3.3(c)(iii) above, it shall set forth in its Deadlock Election what percentage of JVCO that it wishes to sell to Total (the “Buyout Percentage”). The parties shall then proceed to form JVCO pursuant to Section 3.2(b); provided, however, that (i) the initial ownership percentage of JVCO held by Amyris shall be 50% minus the Buyout Percentage and the initial ownership percentage of JVCO held by Total shall be 50% plus the Buyout Percentage, (ii) Total shall deliver an amount equal to the product of (A) the Fair Value of potential JVCO determined pursuant to Section 3.3(c) above and (B) the Buyout Percentage to Amyris by wire transfer to an account in the United States designated by Amyris. Amyris's obligations to fund any capital contributions of JVCO pursuant to the Initial Plan and Budget shall also be proportionately reduced to match its percentage ownership of JVCO.

(f)If the approval of the majority of the stockholders of Amyris is required in connection with any of the transactions contemplated by this Section 3.3 (the “Amyris Stockholder Approval”) pursuant to Section 271 of the Delaware General Corporation Law, then the consummation of any such transactions shall be subject to obtaining the Amyris Stockholder Approval. Amyris covenants to use reasonable best efforts to solicit and obtain as promptly as practicable the Amryis Stockholder Approval.

(g)For the purposes of this Master Agreement, “Fair Value” of the potential JVCO means the aggregate equity value of the potential JVCO (assuming for the purposes of such determination that JVCO was formed pursuant to Section 3.2(b) above, including, without limitation, assuming the cancellation of the Notes in connection with such formation) that a willing buyer would pay a willing seller in an arms'‑length transaction to acquire JVCO, assuming that JVCO was being sold in a manner designed to maximize bids, when neither the buyer nor the seller was acting under compulsion and when both have reasonable knowledge of the relevant facts, without any control premiums or illiquidity or minority interest discounts. Amyris and Total G&P shall negotiate in good faith for a period of 20 days from the date of the event giving rise to the need for a determination of Fair Value to try to determine the Fair Value of potential JVCO. If Amyris and Total G&P are unable to reach a mutual determination of Fair Value within such 20‑day period, each of Amyris and Total G&P shall promptly appoint (at its own expense) a qualified, recognized appraiser of international standing (such as, by way of example only, the valuation group of an international accounting firm or a global investment bank) with substantial experience in valuing companies with a size, organization, and assets similar to that of JVCO (each, an “Advisor”), and each such Advisor shall deliver a written opinion with supporting materials as to the Fair Value of potential JVCO (an “Advisor's

Report”) to each of Amyris and Total G&P concurrently within 20 Business Days of its appointment (the “Opinion Period”).. If the Fair Value of potential JVCO determined by an Advisor is presented in such Advisor's Report as a range of values, then the Fair Value of potential JVCO for purposes of such Advisor's Report shall be deemed to be the arithmetic average of such range. If only one Advisor timely delivers its Advisor's Report, the value determined by such Advisor shall be deemed to be the Fair Value of potential JVCO for purposes hereof. If both of the Advisors timely deliver an Advisor's Report and if the difference between the Fair Values submitted by each Advisor equals 10% or less of the higher value, then the Fair Value of potential JVCO for purposes hereof shall be deemed to be the arithmetic average of the Fair Values submitted by such Advisors. If the difference between the two values is greater than 10% of the higher value, then Amyris and Total G&P shall negotiate in good faith for a period of 5 Business Days from the expiration of the Opinion Period to try to determine the Fair Value of potential JVCO. If, during such period, Amyris and Total G&P cannot agree on the Fair Value of potential JVCO, then they shall jointly select a third Advisor that has not been engaged by either of Amyris and Total G&P or their respective Affiliates in any capacity during the two‑year period preceding such date, which third Advisor shall be required to choose only one of the two previously‑submitted Fair Values and shall not be authorized to determine a new, third value. If Amyris and Total G&P cannot agree on the third Advisor, then their respective Advisors shall together be instructed to select as the third Advisor an Advisor that has not been engaged by either of Amyris and Total G&P or their respective Affiliates in any capacity during the six‑months period preceding such date. Neither Amyris nor Total G&P (or any Affiliate or representative of either Amyris or Total G&P) shall communicate unilaterally with the third Advisor. The third Advisor will be instructed to deliver to Amyris and Total G&P concurrently, within 15 Business Days of its appointment, an Advisor's Report selecting which of the two Fair Values submitted by the original two Advisors better approximates the Fair Value of potential JVCO. The value chosen by the third Advisor shall then be deemed to be the Fair Value of potential JVCO and will be non‑appealable, final and binding on the Parties for purposes hereof. The parties commit to provide the Advisors with complete and accurate information to allow the Advisors to accurately and independently estimate the Fair Value of the potential JVCO. This information shall include without limitation the materials used by each party to determine the Budget and the five year Plan and access to relevant representatives for interviews. The Advisors shall, in determining the Fair Value of potential JVCO, consider all material information resulting from such diligence and access, subject to the definition of “Fair Value” set forth herein. Each of Amyris and Total G&P shall bear the fees and expenses of its Advisor, and they shall split equally the fees and expenses of the third Advisor. Each Party shall use its respective reasonable efforts to assist in the determination of the Fair Value of potential JVCO, including providing any information reasonably required for such purpose.

(h)If Total does not pay the Purchase Price at the closing contemplated by Section 3.3(d) above, or the closing contemplated by Section 3.3(d) above does not occur within 60 days (or longer, if required to obtain any approval of Amyris' stockholders pursuant to Section 3.3(f) above or if any Competition Law so requires) after the final determination of the Purchase Price, then Amyris shall have the option to: (i) continue to require Total to purchase the Amyris JV Assets, plus interest thereon at a rate of 10% per annum; or (ii) purchase from Total the JV Assets owned by Total at a purchase price equal to the Purchase Price, in which event the parties shall effect the sale of the JV Assets held by Total to Amyris at a closing to be held in accordance with Section 3.3(d) above.

(i)Notwithstanding anything in this Master Agreement to the contrary, Total shall have no obligation pursuant to this Article 3 to pay the Purchase Price, Amyris shall have no obligation pursuant to this Article 3 to sell to Total its interest in the potential JVCO, and neither Amyris nor Total shall have any obligation to consummate the transactions contemplated by this Article 3 if any required approval of Amyris' stockholders pursuant to Section 3.3(f) above has not been obtained within 60 days after mailing the proxy statement related to such approval, if any required approval of Competition Law has not been obtained, or if any waiting period under Competition Law shall not have expired or been terminated within 60 days (or such longer period as may be required for such approval, expiration or termination under such Competition Law) after the making of the applicable filing under such Competition Law.

ARTICLE 4
BRAZIL JET/DIESEL

SECTION 4.1.    Rights to Conduct the Brazil Business.

(a)For the purpose of this Section “Brazil Business” shall mean production and commercialization of Farnesane Diesel Products and Farnesane Jet Products within Brazil for commercialization solely in Brazil. The Brazil Business shall include the right to produce Farnesane Diesel Products and Farnesane Renewable Jet Products outside of Brazil for commercialization within Brazil, but shall exclude the right to produce Farnesane Diesel Products and Farnesane Jet Products within Brazil for commercialization outside of Brazil (it being understood that the commercialization of Farnesane Diesel Products and Farnesane Jet Products for use in vehicles which begin an international travel segment within Brazil and conclude such international travel segment outside of Brazil shall constitute commercialization of such products within Brazil).

(b)The parties acknowledge that it would be desirable for the Brazil Business be conducted by a single entity. Accordingly, (i) if the Brazil Business is acquired by JVCO pursuant to Section 4.2, JVCO shall be entitled to conduct the Brazil Business exclusively and independently of Amyris and Total, and (ii) if the Brazil Business is acquired by Total pursuant to Section 4.3, Total shall be entitled to conduct the Brazil Business exclusively and independently of Amyris and JVCO. If the Brazil Business is not acquired by JVCO or Total pursuant to the preceding sentence, the parties shall use reasonable best efforts to agree on a single entity to commercialize Farnesane Diesel Products and Farnesane Jet Products in Brazil, provided, that in the event the parties are unable to agree, Amyris shall be entitled to conduct the Brazil Business independently of Total and JVCO. Promptly following the making of a Go Decision or a Jet Go Decision pursuant to Section 2.2(b) hereof, Amyris commits to provide Total and JVCO with complete and accurate information to allow Total and JVCO to accurately and independently estimate the value of the Brazil Business. Amyris shall promptly provide all requested information. In connection with the preceding sentence, Amyris shall provide Total, JVCO, and their respective advisors with reasonable access during normal business hours, upon reasonable notice, to any assets, properties, contracts, books, records and personnel of the Brazil Business as Total may reasonably request. In the event Total shall exercise the Jet Go Decision, Amyris and Total shall work together in good faith to evaluate the feasibility of restructuring the Brazil Business to separate the assets of the Brazil Business related to the development, production and commercialization of Farnesane Diesel Products from the assets of the Brazil

Business related to the development, production and commercialization of Farnesane Jet Products.

SECTION 4.2.    Contribution of Brazil Business to JVCO.

(a)If at the time JVCO is formed Amyris shall own [*]% of the capital stock of JVCO, then if Total delivers written notice to Amyris within [*] days following the formation of JVCO that JVCO shall acquire the Brazil Business, the parties shall determine the Ground Floor Price pursuant to Section 4.2(b). If at the time JVCO is formed Amyris shall own [*]% of the capital stock of JVCO, then if Total delivers written notice to Amyris within [*] days following the formation of JVCO that JVCO shall acquire the Brazil Business, [*] for the Brazil Business (the “Brazil Business Sale Price”). Within [*] days following determination of the Ground Floor Price or the Brazil Business Sale Price, as applicable, (i) Total shall transfer to JVCO an amount of readily available cash equal to its pro rata share (based on its pro rata ownership of JVCO) of the Ground Floor Price or the Brazil Business Sale Price, as applicable (which transfer shall not be a capital contribution or a shareholder loan and shall not change the pro rata ownership of JVCO), and (ii) Amyris will contribute the Brazil Business to JVCO in exchange for the payment by JVCO to Amyris of the Ground Floor Price or the Brazil Business Sale Price, as applicable, which contribution shall be effected by such documents as, in the mutual agreement of Total (on behalf of JVCO) and Amyris, are necessary or appropriate to convey the Brazil Business; provided, that Amyris shall be required to provide customary representations or warranties agreed to by the parties for this kind of transactions including basic representations and warranties regarding its authority to enter into the sale documentation, the due execution and binding nature of the sale documentation by Amyris, and that its participation in the sale will not contravene, or require a consent, waiver or approval pursuant to, any applicable law or pursuant to any agreement to which it is subject. If the Brazil Business is to be transferred to JVCO pursuant to the prior sentence, each of the parties shall use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate and make effective any such transfer of the Brazil Business to JVCO, including, without limitation, using reasonable best efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of the competent governmental entities. Without limiting the generality of the foregoing, the parties shall, when required in order to effect such transfer of the Brazil Business to JVCO, make all necessary filings, and thereafter make any other required or appropriate submissions, under any Competition Law and shall supply as promptly as practicable to the appropriate governmental entity any additional information and documentary material that may be requested pursuant to any Competition Law.

(b)For the purposes of this Section 4.2, “Ground Floor Price” means [*], including, but not limited to, [*]; provided, however, that if Amyris and Total are unable to agree upon such Ground Floor Price within [*]

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

days of Total's election to cause the Brazil Business to be acquired by JVCO, then either Amyris or Total may submit all matters that remain in dispute with respect to the determination of the Ground Floor Price to a mutually agreed independent “Big Four” accounting firm or an Advisor as defined in Section 3.3(g) (the “Independent Accounting Firm”). Within sixty days after such firm's selection, the Independent Accounting Firm shall make a final determination, binding on the parties hereto, of the appropriate amount of each disputed item submitted to the Independent Accounting Firm. With respect to each disputed item, such determination, if not in accordance with the position of either party, shall not be in excess of the higher, nor less than the lower, of the amounts advocated by the parties with respect to such disputed item. The cost of the Independent Accounting Firm's review and determination shall be borne in the same proportion as the aggregate amount of the disputed items that is unsuccessfully disputed by each (as determined by the Independent Accounting Firm) bears to the total amount of disputed items submitted to the Independent Accounting Firm. During the review by the Independent Accounting Firm, Amyris and its accountants will make available to the Independent Accounting Firm such information, books and records and work papers, as may be reasonably required by the Independent Accounting Firm to fulfill its obligations under this Section 4.2(b); provided, however, that the external auditors of Amyris shall not be obligated to make any work papers available to the Independent Accounting Firm or the Advisor except in accordance with such auditors's normal disclosure procedures and then only after such firm has signed a customary agreement relating to such access to work papers in form and substance reasonably acceptable to such auditors.

(c)In the event that Total exercises the Jet Go Decision, Amyris shall have no obligation to contribute any of the assets of the Brazil Business related to the development, production and commercialization of Farnesane Diesel Products, and Amyris shall have no obligation to contribute any of the assets of the Brazil Business related to the development, production and commercialization of Farnesane Jet Products unless Amyris and Total shall have concluded that it is reasonably feasible to restructure the Brazil Business to separate the assets of the Brazil Business related to the development, production and commercialization of Farnesane Diesel Products from the assets of the Brazil Business related to the development, production and commercialization of Farnesane Jet Products, in which event Total and Amyris shall seek to cause to be contributed to JVCO pursuant to this Section 4.2 only the assets of the Brazil Business related to the development, production and commercialization of Farnesane Jet Products.

SECTION 4.3.    Sale of Brazil Business to Total. If Total shall acquire the JV Assets of Amyris pursuant to Section 3.3(c)(i) above, then if Total delivers written notice to Amyris within [*] days following such acquisition of JV Assets that Total shall acquire the Brazil Business, the parties shall negotiate in good faith to agree on the Brazil Business Sale Price. Within [*] days following determination of the Brazil Business Sale Price, Amyris will sell the Brazil Business to Total in exchange for the payment by Total to Amyris of the Brazil Business Sale Price, which sale shall be effected by such documents as, in the mutual agreement of Total and Amyris, are necessary or appropriate to convey the Brazil Business. If the Brazil Business is to be sold to Total pursuant to the prior sentence, each of the parties shall use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate and make effective any such transfer of the Brazil Business to Total, including,

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

without limitation, using reasonable best efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of the competent governmental entities. Without limiting the generality of the foregoing, the parties shall, when required in order to effect such transfer of the Brazil Business to Total, make all necessary filings, and thereafter make any other required or appropriate submissions, under any Competition Law and shall supply as promptly as practicable to the appropriate governmental entity any additional information and documentary material that may be requested pursuant to any Competition Law. Customary representations and warranties for an acquisition of this type will be provided by Amyris.

ARTICLE 5
PRO RATA RIGHTS

SECTION 5.1.    Right to Purchase New Securities.

(a)With respect to any proposed issuance of New Securities to any third party (i) on or prior to December 31, 2013 or (ii) on or after January 1, 2014, when there shall then exist a Larger Shareholder and the No-Go Decision Date shall not have occurred and for so long as the Notes are outstanding, Amyris shall offer to Total by written notice (the “Issuance Notice”) the right, for a period of not less than 15 days (or such longer period as may be provided to any other investor with similar rights to purchase new securities) following delivery of such Issuance Notice (the “Participation Exercise Period”), to subscribe for, at a subscription price per New Security equal to the subscription price for which the New Securities are proposed to be issued to such third party and otherwise upon the terms specified in the Issuance Notice, up to that number of New Securities necessary to permit Total to maintain its pro rata ownership of Amyris following such issuance that it had immediately prior to such issuance (calculated on an as-converted basis, and excluding any securities that are not then convertible) (“Pro Rata Share”) in accordance with paragraph (b) below. The New Securities to be offered to Total pursuant to the Issuance Notice shall be, at the sole discretion of Amyris, either in lieu of the New Securities proposed to be issued to such third party or in addition to the New Securities proposed to be issued to such third party; provided that such offer shall in each case provide that Total shall be able to maintain its Pro Rata Share. The Issuance Notice shall include the aggregate number and type of New Securities proposed to be issued, the price per New Security and any other material terms of the proposed issuance to such third party; provided, however, if the sale price at which Amyris proposes to issue, deliver or sell any New Securities is to be paid with consideration other than cash, then the purchase price at which Total may acquire its portion of such New Securities will be equal in value (as determined in good faith by the Amyris Board of Directors) but payable entirely in either cash or Securities (as defined in the SPA) as provided below. Total's rights under this Section 4.1(a) shall terminate if not exercised within the Participation Exercise Period.

(b)Total (or a Permitted Transferee (as defined in the SPA) thereof) may accept Amyris's offer as to the full number of New Securities offered to it or any lesser number by written notice thereof delivered by Total to Amyris prior to the expiration of the Participation Exercise Period (an “Acceptance Notice”), in which event Amyris shall sell, and Total (or such Permitted Transferee thereof) shall buy, upon the terms specified in the Issuance Notice, the number of New Securities agreed to be purchased by Total (or such Permitted Transferee thereof) on a date not later than 5 days (or such longer period as may be provided to any other investor with similar rights to purchase new securities or is required by law) after the expiration of the Participation Exercise Period. The purchase price of the first $30,000,000 of New Securities purchased by Total (or such Permitted Transferee thereof) pursuant to this Section 4.1 on or prior to December 31, 2013 shall be payable by delivering Securities in an aggregate principal amount equal (including any accrued and unpaid interest thereon) to such purchase price to Amyris, which Securities shall thereupon be cancelled and extinguished by Amyris. The purchase price of any New Securities purchased by Total (or such Permitted Transferee thereof) pursuant to this Section 4.1 on or prior to December 31, 2013 above $30,000,000, and the Purchase Price of any New Securities purchased by Total (or such Permitted thereof) pursuant to this Section 4.1 on or after January 1, 2014, shall be payable in cash. In the event any purchase by Total (or such Permitted Transferee thereof) is not consummated, other than as a result of the fault of Amyris, within the time period specified above, and Amyris had elected that the New Securities to be offered to Total pursuant to the Issuance Notice be in lieu of the New Securities proposed to be issued to such third party, Amyris may issue the New Securities subject to purchase by Total (or such Permitted Transferee thereof) to the third party to which Amyris intended to sell such New Securities on terms and conditions no less favorable to Amyris than the terms specified in the Issuance Notice.

ARTICLE 6
OTHER PRODUCTS

SECTION 6.1.    Other Products. The parties are to comply with the other product principles previously agreed.

ARTICLE 7
REPRESENTATIONS AND WARRANTIES OF AMYRIS

As an inducement to Total to enter into this Master Agreement and the other Transaction Documents, Amyris hereby represents, warrants and covenants to Total as follows:
SECTION 7.1.    Organization. Amyris is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization.

SECTION 7.2.    Power. Amyris has all requisite power to execute and deliver this Master Agreement and the other Transaction Documents and to carry out and perform its obligations hereunder and thereunder.

SECTION 7.3.    Authorization. The execution, delivery, and performance of this Master Agreement and the other Transaction Documents by Amyris has been duly authorized by all requisite action, and this Master Agreement constitutes, and the other Transaction Documents when executed will constitute, the legal, valid, and binding obligation of Amyris enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

SECTION 7.4.    Consents and Approvals. Amyris need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Master Agreement or the other Transaction Documents.

SECTION 7.5.    Non-Contravention. The execution and delivery of the this Master Agreement, and the performance by Amyris of its obligations under this Master Agreement and/or the consummation of the transactions contemplated hereby, will not (a) conflict with, result in the breach or violation of, or constitute (with or without the giving of notice or the passage of time or both) a violation of, or default under, (i) any bond, debenture, note or other evidence of indebtedness, or under any lease, license, franchise, permit, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which Amyris or any subsidiary is a party or by which it or its properties may be bound or affected, (ii) Amyris's Restated Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), Amyris's Bylaws, as amended and as in effect on the date hereof (the “Bylaws”), or the equivalent document with respect to any subsidiary, as amended and as in effect on the date hereof, or (iii) any statute or law, judgment, decree, rule, regulation, ordinance or order of any court or governmental or regulatory body (including The NASDAQ Stock Market), governmental agency, arbitration panel or authority applicable to Amyris, any of its subsidiaries or their respective properties, except for the Amyris Stockholder Approval, if required pursuant to Section 271 of the Delaware General Corporation Law, and any notice or approval required under any Competition Laws, and except in the case of clauses (i) and (iii) for such conflicts, breaches, violations or defaults (A) under any assignment provisions in any contract to be assigned to JVCO, or (B) that would not be likely to have, individually or in the aggregate, a material adverse effect, individually or in the aggregate, upon the business, properties, tangible and intangible assets, liabilities, operations, prospects, financial condition or results of operation of Amyris and its subsidiaries or the ability of Amyris or any of its subsidiaries to perform their respective obligations under the Transaction Documents, or (b) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of Amyris or any of its subsidiaries or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other agreement or instrument to which Amyris or any if its subsidiaries is a party or by which Amyris or any of its subsidiaries is bound or to which any of the property or assets of Amyris is subject.

ARTICLE 8
REPRESENTATIONS AND WARRANTIES OF TOTAL

As an inducement to Amyris to enter into this Master Agreement and the other Transaction Documents, Total hereby represents, warrants and covenants to Amyris as follows:
SECTION 8.1.    Organization. Total is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization.

SECTION 8.2.    Power. Total has all requisite power to execute and deliver this Master Agreement and the other Transaction Documents and to carry out and perform its obligations hereunder and thereunder.

SECTION 8.3.    Authorization. The execution, delivery, and performance of this Master Agreement and the other Transaction Documents by Total has been duly authorized by all requisite action, and this Master Agreement constitutes, and the other Transaction Documents when executed will constitute, the legal, valid, and binding obligation of Total enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

SECTION 8.4.    Consents and Approvals. Total need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Master Agreement or the other Transaction Documents.

SECTION 8.5.    Non-Contravention. Neither the execution and the delivery of this Master Agreement and the other Transaction Documents, nor the consummation of the transactions contemplated hereby and thereby, will violate in any material respect any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Total is subject. No approval, waiver, or consent by Total under any instrument, contract, or agreement to which Total or any of its Affiliates is a party is necessary to consummate the transactions contemplated hereby or by the other Transaction Documents.

ARTICLE 9
MISCELLANEOUS

SECTION 9.1.    Amendments. This Master Agreement may only be amended, modified, or waived in writing with the prior written consent of the parties hereto.

SECTION 9.2.    Assignment; Successors and Assigns. This Master Agreement may not be assigned by either party without the prior written consent of the other party. This Master Agreement and all provisions thereof shall be binding upon, inure to the benefit of, and are enforceable by the parties hereto and their respective successors and permitted assigns. Notwithstanding the foregoing, neither this Master Agreement or any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable other than in connection with an assignment permitted pursuant to and in accordance with this Master Agreement, except that if any party hereto is entitled to assign its rights or obligations under any other Transaction Document, the rights and obligations of such party under this Master Agreement relating to the rights and obligations assigned under the Transaction Document in question may be assigned by such party, except such party shall remain liable for such related obligations hereunder.

SECTION 9.3.    Notices. All notices, requests, and other communications hereunder shall be in writing and will be deemed to have been duly given and received (a) when personally delivered, (b) when sent by facsimile upon confirmation of receipt, (c) one business day after the day on which the same has been delivered prepaid to a nationally recognized courier service, or (d) five business days after the deposit in the United States mail, registered or certified, return receipt requested, postage prepaid, in each case to the applicable address set forth below:

If to Amyris, to:

Amyris, Inc.
5885 Hollis Street, Suite 100
Emeryville, CA 94608
United States of America
Attn:     General Counsel
Fax No.: +1 (510) 842-1460

with a copy (which shall not constitute notice) to:

Shearman & Sterling LLP
Four Embarcadero Center, Suite 3800
San Francisco, CA  94111-5994
United States of America
Attn:    Michael S. Dorf
Fax No.: +1 (415) 616-1446

and

Covington & Burling LLP
One Front Street
San Francisco, CA 94111
United States of America
Attn: Amy Toro
Fax No.: +1 (415)955-6586

If to Total, to:

Total Gas & Power USA, SAS
2, place Jean Millier
La Défense 6
92400 Courbevoie
France
Attn:     Bernard Clément
Fax. No.: +331 4744 8178

with a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304
United States of America
Attn:     David J. Segre
Michael Occhiolini
Richard Cameron Blake

Fax No.: +1 (650) 493-6811

Any party hereto from time to time may change its address, facsimile number, or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto. Total and Amyris may each agree in writing to accept notices and other communications to it hereunder by electronic communications pursuant to procedures reasonably approved by it; provided that approval of such procedures may be limited to particular notices or communications.
SECTION 9.4.    Governing Law; Jurisdiction.

(a)Governing Law. This Master Agreement, and the provisions, rights, obligations, and conditions set forth herein, and the legal relations between the parties hereto, including all disputes and claims, whether arising in contract, tort, or under statute, shall be governed by and construed in accordance with the laws of the State of New York without giving effect to its conflict of law provisions.

(b)Jurisdiction. Any and all disputes arising out of, or in connection with, the interpretation, performance, or nonperformance of this Master Agreement or any and all disputes arising out of, or in connection with, transactions in any way related to this Master Agreement and/or the relationship between the parties shall be litigated solely and exclusively before the United States District Court for the Southern District of New York. The parties consent to the in personam jurisdiction of said court for the purposes of any such litigation, and waive, fully and completely, any right to dismiss and/or transfer any action pursuant to 28 U.S.C. § 1404 or 1406 (or any successor statute). In the event the United States District Court for the Southern District of New York does not have subject matter jurisdiction of said matter, then such matter shall be litigated solely and exclusively before the appropriate state court of competent jurisdiction located in the state of New York.

SECTION 9.5.    Severability. In the event that any provision of this Master Agreement or the application of any provision hereof is declared to be illegal, invalid, or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Master Agreement shall not be affected except to the extent necessary to delete such illegal, invalid, or unenforceable provision unless that provision held invalid shall substantially impair the benefits of the remaining portions of this Master Agreement.

SECTION 9.6.    Headings. The headings in this Master Agreement are for convenience of reference only and shall not constitute a part of this Master Agreement, nor shall they affect its meaning, construction, or effect.

SECTION 9.7.    Entire Agreement. This Master Agreement, along with the Transaction Documents and the Schedules, Exhibits and Appendices thereto, set forth the entire, complete and final agreement of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, inducements or conditions, express or implied, oral or written. The parties acknowledge and agree that this Master Agreement is the result of negotiations between the parties, each with the benefit of counsel, and therefore this Master Agreement shall not be construed against the drafter hereof.

SECTION 9.8.    Counterparts. This Master Agreement may be executed in one or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party. Facsimile signatures shall be deemed originals for all purposes hereunder.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Master Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.
AMYRIS, INC.
By: /s/ John Melo
Name: John Melo
Title: President and Chief Executive Officer

TOTAL GAS & POWER USA, SAS
By: /s/ Bernard Clément
Name: Bernard Clément
Title: Authorized Signatory

[Signature Page to Master Framework Agreement]

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